UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2012

Getty Realty Corp.
(Exact name of registrant as specified in charter)

Maryland (State of Organization)	001-13777 (Commission File Number)	11-3412575 (IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103
Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders of the Company was held on May 24, 2012 (the “Annual Meeting”).  At the Annual Meeting, the stockholders voted on the following items:

Proposal 1: Election of Directors

Elected the following nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are elected and qualify:

	VOTES CAST			BROKER
	FOR	AGAINST	ABSTENTIONS	NON-VOTES
Milton Cooper	20,792,008	630,016	46,299	8,586,786
Philip E. Coviello	20,708,559	614,110	145,654	8,586,786
David B. Driscoll	21,066,558	252,360	149,405	8,586,786
Leo Liebowitz	20,514,460	907,795	46,068	8,586,786
Richard E. Montag	20,708,572	610,507	149,244	8,586,786
Howard Safenowitz	20,815,116	608,470	44,737	8,586,786

Proposal 2:  Approval of the Compensation of our Named Executive Officers

Approved, on an advisory basis (non-binding), the compensation of the Company's named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in the proxy statement (“Say on Pay”) for the Annual Meeting. There were 20,729,145 votes cast for the proposal, 534,412 votes cast against the proposal, 204,766 abstentions and 8,586,786 broker non-votes.

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012. There were 29,665,858 votes cast for the appointment, 243,369 votes cast against the appointment, 145,882 abstentions and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: May 30, 2012	By:	/s/ Thomas J. Stirnweis
Thomas J. Stirnweis
Vice President, Treasurer and Chief Financial Officer

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